Exhibit 5.1

ANTHONY L.G., PLLC

laura aNTHONy, esq

JOHN CACOMANOLIS, ESQ*

CHAD FRIEND, ESQ, LLM

SVETLANA ROVENSKAYA, ESQ**

OF COUNSEL:

Jessica Haggard, esq. ***

MICHAEL R. GEROE, ESQ, CIPP/US****

CRAIG D. LINDER, ESQ*****

PETER P. LINDLEY, ESQ, CPA, MBA

john lowy, esq.******

STUART REED, ESQ

LAZARUS ROTHSTEIN, ESQ.

Harris Tulchin, Esq. *******

www.ANTHONYPLLC.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM

*licensed in FL and NY

**licensed in NY and NJ

***licensed in Missouri

****licensed in CA, DC, MO and NY

*****licensed in CA, FL and NY

******licensed in NY and NJ

*******licensed in CA and HI (inactive in HI)

April 4, 2023

Reliance Global Group, Inc.

300 Blvd. of the Americas, Suite 105

Lakewood, NJ 08701

Re:	Reliance Global Group, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Reliance Global Group, Inc., a Florida corporation (the “Company”), in connection with the Registration Statement on Form S-1, filed on April 4, 2023 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), covering up to 897,594 shares of the Company’s common stock, par value $0.086 per share (the “Common Stock”), issuable upon the exercise of 897,594 warrants (the “Prefunded Warrants”), up to 2,105,264 shares of Common Stock issuable upon the exercise of 2,105,264 warrants (the “Common Warrants”) and 155,038 shares of common stock issued pursuant to a Securities Purchase Agreement dated as of March 13, 2023 (the “Issued Shares”). The shares of Common Stock issuable upon exercise of the Prefunded Warrants is hereinafter referred to as the “Prefunded Warrant Shares” and the Common Stock issuable upon exercise of the Common Warrants is hereinafter referred to as the “Common Warrant Shares,” together with the Prefunded Warrant Shares, the “Warrant Shares”. The Prefunded Warrants and the Common Warrants are collectively referred to hereinafter as the “Warrants.”

We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

Based upon the foregoing, and the laws of the State of Florida, we are of the opinion that:

1.	The Warrant Shares issuable upon exercise of the Warrants and the Issued Shares have been duly authorized by all necessary corporate action of the Company, and, upon (i) the due execution by the Company and registration by its registrar of the Warrant Shares and the Issued Shares, and (ii) delivery and payment therefor upon exercise of the Warrants in accordance with their terms, the Warrant Shares will be, and the Issued Shares are validly issued, fully paid and non-assessable.

625 N. FLAGLER DRIVE, SUITE 600 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-514-0832

Reliance Global Group, Inc.

April 4, 2023

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Florida; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S−K under the Securities Act and to the reference to our firm therein and in the Prospectuses and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm